UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2009

Juniata Valley Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	232235254
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania		17059
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-436-8211

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.02 Results of Operations and Financial Condition.

On October 22, 2009, Juniata Valley Financial Corp. issued a press release reporting financial results for the quarter and nine months ended September 30, 2009. The aforementioned press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2008, Juniata Valley Financial Corp. awarded Stock Options under the Company's Incentive Stock Option Plan to certain of its officers, including the executive officers listed below.
Francis J. Evanitsky, President and Chief Executive Officer, received an option to purchase 6,039 shares, which will vest over a three-year period, at the grant price of $17.22.
Marcie A. Barber, Senior Vice President and Chief Operating Officer, received an option to purchase 3,092 shares, which will vest over a five-year period, at the grant price of $17.22.
JoAnn N. McMinn, Senior Vice President and Chief Financial Officer, received an option to purchase 2,570 shares, which will vest over a three-year period, at the grant price of $17.22.

The grant date for the stock options is October 20, 2009.

Item 8.01 Other Events.

On October 20, 2009, The Board of Directors of Juniata Valley Financial Corp. declared a dividend of $0.20 per share to common shareholders of record November 13, 2009, payable on December 1, 2009. A copy of the press release announcing the dividend is being furnished as Exhibit 99.1 to this report on Form 8-K.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniata Valley Financial Corp.

October 22, 2009	By:	JoAnn McMinn

Name: JoAnn McMinn
Title: SVP, Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Earnings and Dividend Press Release Q3 2009